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                                                                      Exhibit 11

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 2-84470 of Flagship Admiral Funds Inc. on Form N-1A of our report dated August 20, 1997, relating to Flagship Utility Income Fund and to the references to us under the headings "Financial Highlights" in the prospectus, which is also incorporated by reference in such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Dayton, Ohio
May 27, 1998